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                                                                    EXHIBIT 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-30909) and on Forms S-8 (No. 33-77882, No. 33-77884, No. 33-77888 and No. 333-2133), of DT Industries, Inc. of our report dated October 4, 2000, except as to Note 4 which is as of October 10, 2000, appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
October 10, 2000